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                       ACQUISITION CREDIT FACILITY NOTE
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$15,000,000.00                                               Media, Pennsylvania
                                                            Dated: March 9, 1999

     FOR VALUE RECEIVED AND INTENDING TO BE LEGALLY BOUND, the undersigned (jointly and severally, "BORROWER"), hereby promises to pay to the order of SUMMIT BANK ("LENDER") the principal sum of Fifteen Million Dollars ($15,000,000.00), or such greater or lesser principal amount as may be outstanding from time to time under the Acquisition Credit Facility established for the benefit of Borrower pursuant to the terms of that certain Amended and Restated Loan and Security Agreement dated March 9, 1999 among Borrower, Summit Bank as Agent and the Lenders from time to time a party thereto (such Amended and Restated Loan and Security Agreement, as the same may hereafter be amended, supplemented or restated from time to time, being the "LOAN AGREEMENT"), together with interest thereon, upon the following terms:

     1.   ACQUISITION CREDIT FACILITY NOTE.  This Note is one of the
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"ACQUISITION CREDIT FACILITY NOTES" as defined in the Loan Agreement and, as such, shall be construed in accordance with all terms and conditions thereof. Capitalized terms not defined herein shall have such meaning as provided in the Loan Agreement. This Note is entitled to all the rights and remedies provided in the Loan Agreement and the Loan Documents and is secured by all collateral as described therein.

     2.   INTEREST RATE.  Interest on the unpaid principal balance hereof will
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accrue from the date of advance until final payment thereof at the applicable rates per annum described in SECTION 5.3 of the Loan Agreement.
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     3.   DEFAULT INTEREST.  Interest will accrue on the outstanding principal
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amount hereof, following the occurrence of an Event of Default, until paid at the applicable rate per annum described in SECTION 5.9 of the Loan Agreement
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(the "DEFAULT RATE").

     4.   POST JUDGMENT INTEREST.  Any judgment obtained for sums due hereunder
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or under the Loan Documents will accrue interest at the Default Rate until paid.

     5.   COMPUTATION.  Interest will be computed on the basis of a year of
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three hundred sixty (360) days and paid for the actual number of days elapsed.

     6.   PAYMENTS.  Principal and interest hereunder shall be paid in the
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manner provided for in SECTION 6.3 of the Loan Agreement.
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     7.   DEFAULT; REMEDIES.  Upon the occurrence of an Event of Default,
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Lender, at its option, upon notice to Borrower, may declare immediately due and payable the entire unpaid balance of principal and all other sums due by Borrower hereunder or under the Loan Documents, together with interest accrued thereon at the applicable rate specified above. Payment thereof may be enforced and recovered in whole or in part at any time and from time to time by one or more of the remedies provided to Lender in this Note or in the Loan Documents or as otherwise provided at law or in equity, all of which remedies are cumulative and concurrent.

     8.   WAIVERS.  BORROWER AND ALL ENDORSERS, JOINTLY AND SEVERALLY, WAIVE
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PRESENTMENT FOR PAYMENT, DEMAND, NOTICE OF DEMAND, NOTICE OF NONPAYMENT OR
DISHONOR, PROTEST AND NOTICE OF
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PROTEST OF THIS NOTE, AND ALL OTHER NOTICES IN CONNECTION WITH THE DELIVERY,
ACCEPTANCE, PERFORMANCE, DEFAULT OR ENFORCEMENT OF THE PAYMENT OF THIS NOTE, EXCEPT FOR SUCH NOTICES, IF ANY, AS ARE EXPRESSLY REQUIRED TO BE DELIVERED TO BORROWER UNDER THE LOAN DOCUMENTS.

     9.   MISCELLANEOUS.   If any provisions of this Note shall be held invalid
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or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof. This Note has been delivered in and shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to the law of conflicts. This Note shall be binding upon Borrower and upon Borrower's successors and assigns and shall benefit Lender and its successors and assigns. The prompt and faithful performance of all of Borrower's obligations hereunder, including without limitation, time of payment, is of the essence of this Note.

     10.  JOINT AND SEVERAL LIABILITY.  All agreements, conditions, covenants
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and provisions of this Note shall be the joint and several obligation of each
Borrower.

     11.  CONFESSION OF JUDGMENT.  BORROWER HEREBY AUTHORIZES AND EMPOWERS ANY
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ATTORNEY OR THE PROTHONOTARY OR CLERK OF ANY COURT IN THE COMMONWEALTH OF
PENNSYLVANIA, OR IN ANY OTHER JURISDICTION WHICH PERMITS THE ENTRY OF JUDGMENT BY CONFESSION, TO APPEAR FOR BORROWER AT ANY TIME AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT UNDER THE LOAN AGREEMENT IN ANY ACTION BROUGHT AGAINST BORROWER ON THIS NOTE OR THE LOAN DOCUMENTS AT THE SUIT OF LENDER OR AGENT, WITH OR WITHOUT COMPLAINT OR DECLARATION FILED, WITHOUT STAY OF EXECUTION, AS OF ANY TERM OR TIME, AND THEREIN TO CONFESS OR ENTER JUDGMENT AGAINST BORROWER FOR THE ENTIRE UNPAID OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AND ALL OTHER SUMS TO BE PAID BY BORROWER TO OR ON BEHALF OF BANK PURSUANT TO THE TERMS HEREOF OR OF THE LOAN DOCUMENTS AND ALL ARREARAGES OF INTEREST THEREON, TOGETHER WITH ALL COSTS AND OTHER EXPENSES AND AN ATTORNEY'S COLLECTION COMMISSION OF FIFTEEN PERCENT (15%) OF THE AGGREGATE AMOUNT OF THE FOREGOING SUMS, BUT IN NO EVENT LESS THAN $5,000.00; AND FOR SO DOING THIS NOTE OR A COPY HEREOF VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT.

     THE AUTHORITY GRANTED HEREIN TO CONFESS JUDGMENT SHALL NOT BE EXHAUSTED BY ANY EXERCISE THEREOF BUT SHALL CONTINUE FROM TIME TO TIME AND AT ALL TIMES UNTIL PAYMENT IN FULL OF ALL THE AMOUNTS DUE HEREUNDER. BORROWER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY COUNSEL IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS NOTE AND THAT IT KNOWINGLY WAIVES ITS RIGHT TO BE HEARD PRIOR TO THE ENTRY OF SUCH JUDGMENT AND UNDERSTANDS THAT, UPON SUCH ENTRY, SUCH JUDGMENT SHALL BECOME A LIEN ON ALL REAL PROPERTY OF BORROWER IN THE COUNTY WHERE SUCH JUDGMENT IS ENTERED.

     12.  PRIOR NOTES.  Borrower acknowledges and agrees that this Note,
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together with the other Notes, re-evidences existing indebtedness of certain
Borrowers to Agent and this Note, together with the other Notes, is given in substitution of, and not as payment for, all prior notes evidencing such indebtedness and shall not be deemed a novation thereof.

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     IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has caused this Acquisition Credit Facility Note to be duly executed the day and year first above written.

                              NOBEL LEARNING COMMUNITIES, INC.

                              By:   _________________________________
                              Name/Title:  ____________________________

                              IMAGINE EDUCATIONAL PRODUCTS, INC.

                              By:   _________________________________
                              Name/Title:  ____________________________

                              MERRYHILL SCHOOLS, INC.

                              By:   _________________________________
                              Name/Title:  ____________________________

                              MERRYHILL SCHOOLS NEVADA, INC.

                              By:   _________________________________
                              Name/Title:  ____________________________

                              NEDI, INC.

                              By:   _________________________________
                              Name/Title:  ____________________________

                              LAKE FOREST PARK MONTESSORI SCHOOL, INC.

                              By:   _________________________________
                              Name/Title:  ____________________________

                              NOBEL EDUCATION DYNAMICS FLORIDA, INC.

                              By:   _________________________________
                              Name/Title:  ____________________________

                              NOBEL LEARNING SOLUTIONS, LLC

                              By:   _________________________________
                              Name/Title:  ____________________________

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